                                                                    EXHIBIT 99.1





For Immediate Release


                          AMEDISYS PREPAYS DEBT TO HCA

             PRETAX EXTRAORDINARY GAIN OF $6.5 MILLION RESULTS FROM
                               DEBT RESTRUCTURING

BATON ROUGE, Louisiana (January 16, 2001) - Amedisys, Inc. (OTC BB: "AMED"), one of America's leading home health nursing companies, today announced that it will recognize a pretax extraordinary gain of $6.5 million in the fourth quarter of 2000 as a result of the restructuring of a major debt obligation.

On December 28, 2000, the Company entered into a loan agreement with NPF Capital, Inc. ("NPF") for a principal sum of up to $11,725,000. At execution, NPF paid $9,000,000 directly to HCA, The Healthcare Company f/k/a Columbia HCA Healthcare Corp ("HCA"). The Company also financed $725,000 of debt issue costs under this agreement, with the remaining unfunded portion of $2,000,000 available for future acquisitions. Simultaneously, Amedisys entered into a Termination Agreement with HCA relating to the note payable ("HCA Note") which resulted from the acquisition of home health agencies from HCA during the latter part of 1998. The HCA Note, which carried a balance (including accrued interest) of $16.6 million at September 30, 2000, was terminated effective October 1, 2000 for a cash payment of $9,000,000 and the execution of a warrant agreement that allows HCA to purchase up to 200,000 shares of Amedisys' Common Stock, subject to certain conditions.

"This debt restructuring represents a major accomplishment and is consistent with management's ongoing efforts to strengthen the Company's balance sheet," commented John M. Joffrion, Sr. Vice President of Finance of Amedisys, Inc. "We have successfully divested the majority of our non-core assets during the past year, and continuing operations returned to profitability during the fourth quarter of 2000 as a result of the implementation of Medicare's Prospective Payment System on October 1, 2000."

"For the past two years, Amedisys has diligently pursued a strategy which seeks to enhance shareholder value by positioning the Company for growth as a cost-efficient provider of home health care nursing services," stated William F. Borne, Chief Executive Officer of the Company. "We are pleased with our progress, which has been reflected in improved operating results and a higher stock price. Not only will this financial restructuring significantly reduce cash outlays for future debt service, but we will no longer be forced to operate under the numerous restrictions imposed under the HCA Note, thus allowing Amedisys to pursue internal and external growth opportunities to further benefit our shareholders."

Amedisys, Inc., is a leading multi-regional provider of home health nursing services, and is headquartered in Baton Rouge, Louisiana. Its common stock trades on the OTC Bulletin Board under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.






   Additional information on this Company can be found on the World Wide Web.
                             http://www.amedisys.com

                    For further information, please contact:
        John Joffrion, Senior Vice President of Finance at (225) 292-2031
                                       or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via
                          e-mail at info@rjfalkner.com